UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 27, 2014

GLOBAL ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-125678	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

96 Park Street, Montclair, NJ		07042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (973) 655-9001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

On February 27, 2014, GEC Organics Corp., a subsidiary of Global Ecology Corporation has been approved by The Gold Standard Foundation for registration on the Gold Standard Registry.   The Gold Standard traditionally provides the highest Carbon Credit value of any of the emission reduction exchanges.

The Gold Standard is an award winning certification standard for carbon mitigation projects, recognized internationally as the benchmark for quality in both the compliance and voluntary carbon markets. The Gold Standard is the standard of choice for multiple governments, multinationals and the United Nations and the only certification standard trusted and endorsed by more than 80 NGOs worldwide. The Gold Standard was established in 2003 by World Wildlife Foundation (“WWF”) to demonstrate that carbon markets could deliver capital efficiently to greenhouse gas mitigation projects.  This certification will offer substantial co-benefits to GEC Organics, as all Gold Standard projects demonstrate real and permanent GHG reductions and sustainable development benefits in local communities after being measured, reported and verified.

The approved project is designated as Large Scale and is the first of four (4) for GEC Organics at its Castleberry Alabama location.   The Company is seeking the issuance of marketable Green House Gas emission reduction units and has begun the Validation and Verification process.  GEC Organics is the only compost facility in the US currently registered on the Gold Standard.  The following is the link to review the Project details: www.cdmgoldstandard.org.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Ecology Corporation
(Registrant)

Date	February 28, 2014

/s/ Peter Ubaldi
(Signature)
Print Name: Peter Ubaldi
Title: Chief Executive Officer